EXHIBIT 4.19
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                        THE DESCARTES SYSTEMS GROUP INC.
                        --------------------------------

                                STOCK OPTION PLAN
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                                    ARTICLE 1
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                                   DEFINITIONS
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1.1     When used herein, the following terms shall have the following meanings:

        "Affiliate" - has the meaning given to that term in the Business Corporations Act (Ontario).

        "Board" - means the Board of Directors of the Company.

        "Committee"- means a committee of the members of the Board.

        "Company" - means The Descartes Systems Group Inc. and its Affiliates.

        "Exercise Notice" - means a notice in writing in the form attached hereto as Schedule A signed by the Participant stating the Participant's intention to exercise a particular Option.

        "Exercise Price" - means the price at which a Share may be purchased pursuant to the exercise of an Option.

        "Exercise Term" - means the period of time during which Options may be exercised.

        "Exchange" - means The Toronto Stock Exchange, the National Market System of the National Association of Securities Dealers Automated Quotation System or any other stock exchange on which the Shares are listed and posted for trading or quoted.

        "Insiders" shall have the meaning ascribed thereto in the Securities Act (Ontario).

        "Option" - means a right which may be granted to a Participant pursuant to the terms of this Agreement which allows the Participant to purchase Shares at a set price for a future period which does not exceed 10 years.

        "Option Agreement" - means a signed written agreement evidencing the terms and conditions upon which an Option is granted under this Plan.

        "Participants" - means those directors, officers, key employees and service providers of the Company, or to a personal holding corporation wholly owned by such Participant(s) or to a registered retirement savings plan established for the sole benefit of such Participant(s), whose selection to participate in the Plan is approved by the Board, the Committee or an officer.

        "Plan" - means The Descartes Systems Group Inc. Stock Option Plan.

        "Shares" - means the authorized and unissued common shares of the Company.

                                    ARTICLE 2
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                                     GENERAL
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2.1     Purpose: The purpose of this Plan is to provide Participants with an opportunity to acquire Shares of the Company.

2.2     Administration:

        (a)  The Plan shall be administered by the Board.

        (b) The Board shall have the sole and complete authority (i) to approve the selection of Participants, (ii) to grant Options in such form as it shall determine, (iii) to impose such limitations, restrictions and conditions including, but not limited to, vesting conditions and restrictions, upon such Options as it shall deem appropriate, (iv) to accelerate the vesting conditions attaching to any Option, (v) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, and (vi) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's determinations and actions within its authority under the Plan shall be conclusive and binding upon the Company and all other persons.

        (c) To the extent permitted by law, the Board may from time to time delegate to a Committee or an officer of the Company all or any of the powers conferred on the Board under the Plan. In such event, the Committee, or the officer, as the case may be, shall exercise the delegated powers in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of the Plan in this context shall be final and conclusive.

2.3     Interpretation:

        (a) Whenever the Board or, where permitted, a Committee or an officer, is to exercise its discretion in the administration of terms and conditions of this Plan the term "discretion" shall mean the "sole and absolute discretion" of the Board, the Committee or an officer, as the case may be.

        (b) Whenever an Option may be granted pursuant to the terms and conditions of this Plan, the Chairman of the Company may make recommendations for the Board's consideration with respect to the granting of such Options.

2.4 Selection for Participation: Participants shall be selected from those directors, officers, key employees and service providers of the Company. In approving this selection, the Board, the Committee or an officer shall consider such factors as it deems relevant subject to the provisions of the Plan.

2.5     Shares Subject to the Plan:

        (a) Subject to adjustment as provided in Sections 4.2 and 4.3 below, the aggregate number of Shares which may be reserved for issuance under the Plan shall not exceed 8,654,787 Shares.

        (b) Notwithstanding anything else herein contained the aggregate number of Shares reserved for issuance under the Plan and any other option arrangement at any time to any one individual must not exceed 5% of the issued and outstanding Shares (on a non-diluted basis).

        (c) If any Options terminate, expire or are cancelled as contemplated by the Plan (with the consent of the Participant and the prior written consent of the Exchange, where applicable), the number of Options so terminated, expired or cancelled shall again become available under the Plan.

2.6 Option Agreements: All grants of Options under the Plan shall be evidenced by an Option Agreement. Such Option Agreements shall be subject to the applicable provisions of the Plan and shall clearly set out the Exercise Term in addition to such other provisions as are required by the Plan or which the Board, the Committee or an officer may direct. Any proper officer of the Company is authorized and empowered to execute on behalf of the Company any Option Agreements required to be delivered to the Participants from time to time as designated by the Board, the Committee or an officer.

2.7 Loans to Participants: The Board, the Committee or an officer may, in its or his discretion authorize the provision to Participants of low interest or interest-free full recourse loans to finance the purchase of Shares pursuant to Options granted under the Plan. In no case, however, shall any loan granted to a Participant pursuant to this Section remain outstanding for a period exceeding 10 years from the date of grant of the Option.

2.8 Non-transferability: Options granted under the Plan may only be exercised by a Participant personally and no assignment or transfer of Options whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such Options whatsoever in any assignee or transferee, but immediately upon any assignment or transfer, or any attempt to make the same, such Options shall terminate and be of no further effect. Notwithstanding this Section 2.8, in the event that a Participant who is an officer, director or employee of the Company dies prior to his or her Options having been exercised, these Options may, subject to the terms of the Plan, be exercised by the person or persons to whom the Participant's rights under the Option pass by will or applicable law, or if no person has such right, by the Participant's executors or administrators at any time, or from time to time, but in no event later than the expiration date specified in the Option.

                                    ARTICLE 3
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                                  SHARE OPTIONS
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3.1     Award of Options: The Board, the Committee or an officer may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board, the Committee or an officer may prescribe, award Options to any Participant and the Company shall enter into an option agreement (the "Option Agreement") with each Participant in the form attached hereto as Schedule B or in any other form approved by the Board, the Committee or an officer, as the case may be.

3.2     Exercise Term:

        (a) Subject to any vesting conditions imposed by the Board, the Committee or an officer in its or his discretion at any time and from time to time, Options granted to Participants may only be exercisable by the Participant if such conditions to vesting have been satisfied.

        (b) The maximum term during which Options may be exercised shall be determined by the Board, the Committee or an officer, but in no event shall the Exercise Term of an Option exceed 10 years from the date of its grant.

        (c) Subject to Subsections 3.2(a) and 3.2(b), the provisions of the Plan and the Option Agreement, Options may be exercised by means of giving an Exercise Notice addressed to the Company.

3.3 Exercise Price: The Exercise Price of any Option shall be (i) if the Shares are listed and posted for trading on one Exchange, the closing sale price for board lots of Shares on such Exchange on the first business day immediately preceding the day on which the Exercise Price is to be determined on which at least one board lot was traded, (ii) if the Shares are listed and posted for trading on more than one Exchange, the greatest of the closing sale prices for board lots of Shares on such Exchanges on the first business day immediately preceding the day on which the Exercise Price is to be determined on which at least one board lot was traded, and (iii) if the Shares are not listed and posted for trading on an Exchange, the Exercise Price shall be determined by the Board, the Committee or an officer in its or his discretion.

3.4 Payment of Exercise Price: The Exercise Price shall be fully paid in cash or loans at the time of exercise. No Shares shall be issued or transferred until full cash payment has been received therefor. As soon as practicable after receipt of any Exercise Notice and full payment, the Company shall deliver to the eligible Participant, a certificate or certificates representing the acquired Shares.

3.5 Termination of Employment for Cause or Removal of a Director: Where a Participant's employment with the Company is terminated for cause (as such term is defined in law) or where a Participant who is a director of the Company is removed as a director prior to the end of his or her term, each Option granted to that Participant that has vested and each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board, the Committee or an officer, immediately terminate.

3.6 Death: In the event of the death of a Participant, all Options which have vested may be exercised by the Participant's estate at any time within 6 months from the date of death, or for such longer period of time as the Board, the Committee or an officer may determine.

3.7 Termination of Employment for Other than Cause or Death: Where a Participant's employment with the Company terminates for any reason other than as contemplated in Sections 3.5 or 3.6 above, or in the event a Director is not re-elected to the Board of Directors, each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board, the Committee or an officer, immediately terminate. In such cases, all Options granted to such Participants that have vested may be exercised by the Participant at any time within 6 months of the date of termination, or non-re-election, as the case may be, or for such longer period of time as the Board, the Committee or an officer may determine.

                                    ARTICLE 4
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                          REORGANIZATION OF THE COMPANY
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4.1     General: The existence of any Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or any other change in the Company's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares of any class or other securities of the Company or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

4.2 Reorganization of Company's Capital: Should the Company effect a subdivision or consolidation of shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend which is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company which, in the opinion of the Board, the Committee or an officer, would warrant an adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options and/or an adjustment to the Exercise Price thereof in order to preserve proportionately the rights and obligations of Participants, such adjustment shall be made as may be equitable and appropriate to that end. Notwithstanding anything hereinabove, a decision of the Board, the Committee or an officer in respect of any and all matters falling within the scope of this Section or Section 4.3 shall be final and without recourse on the part of any Participant and his or her heirs or legal representatives.

4.3 Other Events Affecting the Company: In the event of an amalgamation, combination, merger or other reorganization involving the Company, by exchange of shares of any class, by sale or lease of assets, or otherwise, which in the opinion of the Board, the Committee or an officer warrants an adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options and/or an adjustment to the Exercise Price thereof in order to preserve proportionately the rights and obligations of Participants, such adjustments shall be made as may be equitable and appropriate to that end.

4.4 Immediate Exercise of Options: Where the Board, the Committee or an officer determines that the adjustments provided for in Sections 4.2 and
        4.3 would not preserve proportionately the rights and obligations of Participants in the circumstances or otherwise determines that it is appropriate the Board, the Committee or an officer may permit the immediate exercise of any outstanding Options which are not otherwise exercisable.

4.5 Issue by Company of Additional Shares: Except as expressly provided in this Article 4, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money, services or property either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares which may be acquired on the exercise of any outstanding Options or the Exercise Price under such Options.

                                    ARTICLE 5
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                            MISCELLANEOUS PROVISIONS
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5.1     Legal Requirement: The Company shall not be obligated to grant any
        Options if the issuance or exercise thereof would constitute a violation by the Participants or the Company of any provisions of any applicable valid statutory or regulatory enactment.

5.2 Rights of Participant: The Plan shall not give any employee the right to be employed by the Corporation or to continue to be employed by the Corporation. No Participant shall have any rights as a shareholder of the Company in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the allotment and issuance to the Participant of certificates representing such Shares.

5.3 Amendment or Discontinuance: Subject to receipt of any necessary regulatory approval, the Board, the Committee or an officer may, at any time or from time to time, amend, suspend or terminate the Plan or any provisions thereof in such respects as it, in its discretion, may determine appropriate provided, however, that no amendment, suspension or termination of the Plan shall, without the consent of any Participant or the representatives of his or her estate, as applicable, alter or impair any rights or obligations arising from any Option previously granted to a Participant under the Plan.

5.4 Indemnification: Every director of the Company shall at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, which such director may sustain or incur by reason of any action, suit or proceeding, proceeded or threatened against the director, otherwise than by the Company, for or in respect of any act done or omitted by the director in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.

5.5 Effective Date: The Plan is effective as of the date on which it has been approved by the Board and by the shareholders of the Company.

5.6 Governing Law: This Plan is created under and shall be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada as applicable therein.

5.7 Exclusion of Participant: No options shall be granted under the Plan to Mark Lee or and after June 29th, 1998 provided that any Options granted to Mark Lee prior to such date shall remain in full force and effect in accordance with the terms of the Plan.

                                   SCHEDULE A
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                        THE DESCARTES SYSTEMS GROUP INC.

                    STOCK OPTION PLAN SUBSCRIPTION AGREEMENT


To:     The Chairman of The Descartes Systems Group Inc.

Date:   _________________ ____, 199__

Re:     The Descartes Systems Group Inc. Stock Option Plan


I refer to the option granted to me on _______________ __, 199__, pursuant to The Descartes Systems Group Inc. Stock Option Plan wherein I was granted an option to subscribe for and purchase fully paid and non-assessable common shares in the capital of The Descartes Systems Group Inc. (the "Company").

In the exercise of my rights under the said option, I hereby subscribe for _______ fully paid and non-assessable common shares in the capital of the Company at $_________ per share in lawful money of Canada, payment for which in the aggregate amount of $________ accompanies this subscription.


Will you please cause such shares to be certified and registered as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert full name and address of purchaser including postal code)


and forward the relevant certificate or certificates to the registered holder at the address shown above.



                                         Yours very truly,


                                         _______________________________________
                                         (Signature)


                                         _______________________________________
                                         (Name of Optionee - Please Print)


                                         _______________________________________
                                         (Capacity - complete only if other than
                                         the Participant (e.g. personal legal
                                         representative or trustee)

                                   SCHEDULE B
                                   ----------

                        THE DESCARTES SYSTEMS GROUP INC.

                       STOCK OPTION PLAN OPTION AGREEMENT


To:     _______________________________

Date:   _________________  __, 199__

Re:     The Descartes Systems Group Inc. Stock Option Plan


Attached hereto is a copy of The Descartes Systems Group Inc. Stock Option Plan (the "Plan") which has been approved by the Board of Directors and shareholders of The Descartes Systems Group Inc. (the "Company").

This is to advise you that you are entitled to participate in the Plan and have been granted options on _________ common shares (the "Shares") in the capital of the Company.

1.      The option price of the Shares is $________ per share.

2. Your option may be exercised in whole or in part, subject to the vesting rules described below, at any time or from time to time, up to and including, but not after, ______________ __, 199__, on which date your option, unless earlier terminated by reason of your death or ceasing to be a Participant (as defined in the Plan), shall expire:

                             [INSERT VESTING RULES]

3. The terms and conditions of the Plan are hereby deemed to be incorporated into and to form part hereof.

4. No share certificates representing such Shares shall be delivered until payment for the Shares has been made in full.

If you desire to accept this option, please so indicate in the space below. Please note that acceptance does not constitute an exercise of the option. Options must be exercised in accordance with the terms and conditions of the Plan by completing and submitting a subscription substantially in the form of Schedule A annexed to the Plan, accompanied by payment in full of the option price of the Shares in respect of which the said option is then being exercised.





                                         THE DESCARTES SYSTEMS GROUP INC.



                                         by:_________________________________






I hereby desire to accept the above
option and agree to the terms and the
conditions hereinbefore set forth
including the terms and conditions of
the Plan.


_____________________________________
(Name of Participant)